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                                                                    EXHIBIT 21.1

                        QUICKTURN DESIGN SYSTEMS, INC.

                           SUBSIDIARIES OF QUICKTURN
                           -------------------------

            The following companies are subsidiaries of Quickturn:

1.  Quickturn Design Systems GmbH

2.  Quickturn Design Systems S.A.R.L.

3.  Quickturn Design Systems Ltd.

4.  Quickturn Design Systems K.K.

5.  QDS Sweden AB

6.  SpeedSim, Inc. (Quickturn's Advanced Simulation Division)

7.  Quickturn Design Systems Israel Ltd.

8.  Quickturn Design Systems Belgium NV (SA)